5 Strong Finish to 20201 4Q’20 Revenue FY’20 >$2.20B Outperformed High End of Latest Guidance Range $7.80B - $8.00B2 • Adj. EBITDA (non-GAAP)3: Expected strong finish to 2020 • Strong 4Q20 Cash Flow; Cash generated from operations expected to be >$1B in 2020 • Repaid ~$900M of debt in 2020 using cash generated from operations and more efficient cash management • No debt maturities or mandatory amortization payments until 2024 1. See Slide 2 for further information on forward-looking statements. 2. Based on guidance reaffirmed in November 2020. 3. See Slide 2 for further non-GAAP information. Exhibit 99.2